Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 26, 2002, with respect to the financial statements and schedule of Blizzard Genomics, Inc. included in CytRx Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2002.

/s/    SILVERMAN OLSON THORVILSON & KAUFMANN, LTD

Minneapolis, Minnesota

May 5, 2003